Exhibit 1.1

Execution Version

12,000,000
Parker Drilling Company
Shares of Common Stock
UNDERWRITING AGREEMENT
February 22, 2017
BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
Parker Drilling Company, a Delaware corporation (the “Company”), proposes to sell to Barclays Capital Inc. (the “Underwriter”) 12,000,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.16 2/3 per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to 1,800,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”) of this agreement (this “Agreement”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriter.
SECTION 1.Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
(a)A shelf registration statement on Form S-3 (File No. 333-197977) relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) has become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement:
(i)    “Applicable Time” means 8:15 A.M. (New York City time) on February 22, 2017;
(ii)    “Effective Date” means the date and time at which such registration statement was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;
(iii)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

US-DOCS\72272474.19

(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in the Pricing Term Sheet (as defined in Section 5(c) below) and any other Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;
(vi)    “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and
(vii)    “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act immediately prior to the Applicable Time. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
(a)    The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(b)    The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant

US-DOCS\72272474.19

made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).
(c)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(d)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.
(e)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(f)    The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(g)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

US-DOCS\72272474.19

(h)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(i)    Each Issuer Free Writing Prospectus listed in Schedule II hereto, when taken together with the Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and did not include any information that conflicted with the information contained in the Registration Statement and Preliminary Prospectus; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II hereto in reliance upon and in conformity with written information furnished to the Company through the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
(j)    Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
(k)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus to which the Underwriter has consented.
(l)    The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and validly executed and delivered by the Company.
(m)    Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or that would not, individually or in the aggregate, result in a Material Adverse Effect; and, since the respective dates as of which information is given in the most recent Preliminary Prospectus (in each case exclusive of any amendment or supplement thereto), there has not been any change in the capital stock (except for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date) or material increase

US-DOCS\72272474.19

in the long-term debt of the Company or any of its subsidiaries considered as a whole or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the financial condition, results of operations, business, management, properties or operations of the Company and its subsidiaries, taken as a whole (any such change or development, a “Material Adverse Change”), otherwise than as set forth or contemplated in the most recent Preliminary Prospectus.
(n)    KPMG LLP, which has certified certain consolidated financial statements of the Company (including the related notes thereto) included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations thereunder.
(o)    The historical financial statements of the Company (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
(p)    The Company and each of its “significant subsidiaries,” as defined by Rule 1-02 of Regulation S-X under the Securities Act (the “Significant Subsidiaries”) have been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation or other applicable legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation, formation or organization, is duly qualified to do business and is in good standing (to the extent such qualification exists) under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has full power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business, management, properties or operations of the Company and its subsidiaries, taken as a whole, or the authority or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).
(q)    The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interest of each Significant Subsidiary of the Company have been duly authorized and validly issued and, in the case of any corporation, are fully paid and non-assessable and, in the case of a limited liability company, the Company has no obligation to make further payments for its limited liability company interests or contributions to such subsidiary solely by reason of its ownership of such limited liability company interests or its status as a member of such subsidiary, and the Company

US-DOCS\72272474.19

will have no personal liability for the obligations of such subsidiary solely by reason of being a member of such subsidiary. All of the issued shares of capital stock or other ownership interest of each Significant Subsidiary of the Company (except for directors’ qualifying shares, if any, or as otherwise disclosed or contemplated in the most recent Preliminary Prospectus and for pledges in favor of the lenders under the Second Amended and Restated Credit Agreement, dated as of January 26, 2015, as amended, restated, supplemented or otherwise modified, by and among the Company as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and the lenders from time to time party thereto and the other persons from time to time party thereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, have a Material Adverse Effect.
(r)    The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
(s)    The issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, (iv) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, or (v) result in the suspension, termination or revocation of any Material Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization, other than in the case of clauses (i), (iii), (iv) and (v) for such conflicts, breaches, violations, defaults, suspensions, terminations, revocations or impairments that would not have a Material Adverse Effect.
(t)    No consent, approval, authorization or order of, or filing, registration or qualification (each a “consent”) with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the

US-DOCS\72272474.19

application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (i) for the registration of the Stock under the Securities Act and such consents as may be required under the Exchange Act, applicable state securities laws or “Blue Sky” laws, and the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and sale of the Stock by the Underwriter, (ii) for such consents that have been or, prior to the Initial Delivery Date, will be obtained or made, or (iii) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated hereby.
(u)    Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
(v)    Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor any of its Significant Subsidiaries has (i) issued or granted any securities (except for grants of restricted stock and options to purchase common stock pursuant to employee benefit plans and for issuances of common stock pursuant to employee benefit plans or upon exercise of options or convertible securities outstanding on such date), (ii) incurred any material liability or obligation, indirect, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction or agreement not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (except for dividends or distributions paid or made to the Company or any of its subsidiaries by their respective subsidiaries).
(w)    None of the Company or any of its subsidiaries (i) is in violation of its charter, by-laws or other constitutive documents, (ii) is in default, and, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for such violations, defaults and failures which would not have a Material Adverse Effect.
(x)    The Company and its subsidiaries have good title to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described or contemplated in the most recent Preliminary Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect and do not materially

US-DOCS\72272474.19

interfere with the use made or to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and its subsidiaries.
(y)    Each of the Company and the subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities (whether domestic or foreign) and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect (each such Authorization, a “Material Authorization”); each Material Authorization is valid and in full force and effect and each of the Company and the subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.
(z)    The Company and its subsidiaries carry or are covered by insurance by reputable institutions in such amounts and covering such risks as is customary for companies engaged in similar businesses. In the Company’s judgment, such insurance insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses. The Company and its subsidiaries are in compliance with the term of such policies and instruments in all material respects. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
(aa)    The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not

US-DOCS\72272474.19

received any notice of infringement of or conflict with asserted rights of others with respect to, any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(bb)    Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.
(cc)    No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(dd)    Except as disclosed in the most recent Preliminary Prospectus or as disclosed to the United States Department of Justice (the “DOJ”) in connection with the Deferred Prosecution Agreement entered into by the Company and the DOJ on April 16, 2013, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliate, director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) taken any action (A) in furtherance of an offer, provision, payment, or promise to pay anything of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity, agency or instrumentality, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper business advantage; or (B) that would otherwise violate any applicable anti-corruption, anti-money laundering, anti-terrorism and economic sanction and anti-boycott laws of the United States, including any provision of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any similar laws in any other relevant jurisdictions; or (iv) made of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(ee)    To the knowledge of the Company, (i) each “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), as to which the Company or any of its subsidiaries is the plan sponsor, is in compliance in all material respects with all applicable provisions of ERISA and the U.S. Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); (ii) each such “employee benefit plan” has been established and administered in all material respects in accordance with its terms and each of the Company and its subsidiaries is in compliance in all

US-DOCS\72272474.19

material respects with its obligations under ERISA and the Code with respect to each such “employee benefit plan”; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (iv) each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or complete or partial withdrawal from, any “employee benefit plan” or (B) Section 412, 4971 or 4975 of the Code and (v) each “employee benefit plan” for which the Company or any of its subsidiaries is the plan sponsor that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect.
(ff)    Each of the Company and its subsidiaries (i) has filed all federal, state, local and foreign tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and (ii) has paid all taxes shown to be due thereon, except those (A) currently payable without penalty or interest, (B) being contested in good faith and by appropriate proceedings and for which, in the case of both (A) and (B), adequate reserves have been established on the books and records of the Company or its subsidiaries in accordance with generally accepted accounting principles or (C) for which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed or contemplated in the most recent Preliminary Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.
(gg)    Except as disclosed or contemplated in the most recent Preliminary Prospectus, there has been no violation by the Company or any of its subsidiaries of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit relating to the protection of natural resources, human health or the environment (“Environmental Law”) or storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or any other material that is regulated under, or that could result in the imposition of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and petroleum products (collectively, “Hazardous Substances”), by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or its subsidiaries in violation of any Environmental Law or which would require remedial action under any Environmental Law or which would otherwise result in liability under any Environmental Law, except for any violation, remedial action or liability which would not have, individually or in the aggregate with all such violations, remedial actions and liabilities, a Material Adverse Effect; except as disclosed or contemplated in the most recent Preliminary Prospectus, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Substances due to

US-DOCS\72272474.19

or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, a Material Adverse Effect; except as disclosed in the most recent Preliminary Prospectus, there is no claim by any governmental agency or body against the Company or any of its subsidiaries under any Environmental Law that the Company believes may result in a fine or other monetary sanction of $100,000 or more; and except as disclosed in the most recent Preliminary Prospectus, no material expenditures by the Company or any of its subsidiaries are anticipated in order to maintain compliance with any Environmental Law.
(hh)    In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
(ii)    There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.
(jj)    Except as described in the most recent Preliminary Prospectus, no material relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that is required by the Securities Act to be described in the most recent Preliminary Prospectus and that is not so described.
(kk)    The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.
(ll)
(i)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar

US-DOCS\72272474.19

functions, by others within those entities; (B) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter; (C) are effective in all material respects to perform the functions for which they were established; and (D) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in any Preliminary Prospectus or the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ii)    Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
(iii)    Since the date of the Company’s most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal controls or in other factors that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(iv)    There is and has been no failure on the part of the Company and its subsidiaries and, to the knowledge of the Company, any of the Company’s and its subsidiaries directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(mm)    The Company has not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.
(nn)    The Stock has been approved for listing, subject to official notice of issuance, on The New York Stock Exchange.
(oo)    Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(pp)    Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules,

US-DOCS\72272474.19

regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(qq)
(i)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has been a person described or designated in the most current list of “Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or has otherwise been a person with whom transactions are currently prohibited under:

a.	the economic sanctions laws and regulations administered by OFAC or by the U.S. Department of State (“US Economic Sanctions Laws”);

b.	any economic sanctions administered or enforced by Her Majesty’s Treasury or the Export Control Organisation of the United Kingdom (“UK Economic Sanctions Laws”); or

c.
any European Union restrictive measure, including economic sanctions imposed against certain states, entities, and/or individuals (“EU Economic Sanctions Laws,” and together with US Economic Sanctions Laws and UK Economic Sanctions Laws, “International Economic Sanctions Laws”); and

(ii)    neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any enforcement actions by the OFAC, Her Majesty’s Treasury of the United Kingdom, the Export Control Organisation of the United Kingdom or any other competent authority of any member state of the European Union in relation to any breach of International Economic Sanctions Laws;
(iii)    neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is engaged in or facilitating, and will not knowingly engage in or facilitate, and will use its best efforts to avoid engaging in or facilitating, any activities or unauthorized transactions (including, but not limited to, leases of its rigs for use) in violation of International Economic Sanctions Laws; and
(iv)    the Company will not, and will not permit its respective subsidiaries to, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person

US-DOCS\72272474.19

or entity (A) for the purpose of financing or facilitating, directly or indirectly, activities (i) of any person that is the target of any International Economic Sanctions Laws, or (ii) in contravention of any International Economic Sanctions Laws, or (B) in any manner that would cause a breach by the Underwriter of any law applicable to them.
(rr)    The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize the provisions of the laws referred to therein, are accurate in all material respects.
(ss)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.
Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
SECTION 2.    Purchase of the Stock by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 12,000,000 shares of the Firm Stock to the Underwriter, and the Underwriter agrees to purchase 12,000,000 shares of the Firm Stock.
In addition, the Company grants to the Underwriter an option to purchase up to 1,800,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriter sells more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 4 hereof.
The purchase price payable by the Underwriter for both the Firm Stock and any Option Stock is $2.013 per share.
The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.
SECTION 3.    Offering of Stock by the Underwriter. The Underwriter proposes to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.
SECTION 4.    Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Stock shall be made to the account of the Underwriter against

US-DOCS\72272474.19

payment by the Underwriter of the aggregate purchase price of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of the Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.
The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.
Delivery of the Option Stock by the Company and payment for the Option Stock by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On each Option Stock Delivery Date, the Company shall deliver, or cause to be delivered, the Option Stock, to the account of the Underwriter, against payment by the Underwriter of the purchase price of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

US-DOCS\72272474.19

SECTION 5.    Further Agreements of the Company and the Underwriter. (a) The Company agrees:
(i)    To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
(ii)    To furnish promptly upon request to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(iii)    To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

US-DOCS\72272474.19

(iv)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.
(v)    Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing.
(vi)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.
(vii)    To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(viii)    As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriter (or to make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).
(ix)    Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

US-DOCS\72272474.19

(x)    For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter and to cause each officer, director and stockholder of the Company set forth on Schedule I hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions in the foregoing sentence shall not apply to the issuance of (i) the Company’s concurrent issuance of 500,000 shares of its Series A Mandatory Convertible Preferred Stock (575,000 shares if the Underwriter exercises its option to purchase additional shares in full) or the issuance of any Common Stock upon conversion of such Series A Mandatory Convertible Preferred Stock or (ii) up to 10.0% of the Company’s outstanding shares of Common Stock (or any securities convertible or exchangeable into such Common Stock) on a fully diluted basis after giving effect to the Offering as payment of any part of the purchase price for businesses that are acquired by the Company or in connection with any joint venture entered into by the Company; provided that prior to the issuance of such shares of Common Stock pursuant to subparagraph (ii) each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(x) for the remaining term of the Lock-Up Period.

US-DOCS\72272474.19

(xi)    To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”
(xii)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.
(xiii)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.
(xiv)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.
(xv)    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Stock.
(b)    The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.
(c)    The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) in substantially the form attached hereto as Exhibit D.
SECTION 6.    Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other

US-DOCS\72272474.19

related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriter in an amount that is not greater than $30,000); (f) the listing of the Stock on the New York Stock Exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the investor presentations on any “road show,” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 10, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell, the expenses of advertising any offering of the Stock made by the Underwriter, and the transportation and other expenses incurred by the Underwriter on its own behalf in connection with presentations to prospective purchasers of the Stock.
SECTION 7.    Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.
(b)    No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Pricing Disclosure Package and the Prospectus, in the light of the circumstances under which such statements were made) not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement,

US-DOCS\72272474.19

the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Baker Botts L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B.
(e)    Ed Menger shall have furnished to the Underwriter his written opinion, as deputy general counsel for the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit C.
(f)    The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters.
(g)    At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S‑X under the Securities Act, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(h)    With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date

US-DOCS\72272474.19

of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(i)    The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Underwriter may reasonably request, including, without limitation, a statement:
(i)    That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
(ii)    That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;
(iii)    That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and
(iv)    To the effect of Section 7(j) (provided that no representation with respect to the judgment of the Underwriter need be made) and Section 7(j).
(j)    Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, prospects or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or

US-DOCS\72272474.19

inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(k)    Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
(l)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(m)    The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.
(n)    The Lock-Up Agreements between the Underwriter and the officers, directors and stockholders of the Company set forth on Schedule I, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
(o)    On or prior to each Delivery Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

US-DOCS\72272474.19

SECTION 8.    Indemnification and Contribution.
(a)    The Company hereby agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, and shall reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability

US-DOCS\72272474.19

which the Company may otherwise have to the Underwriter or to any affiliate, director, officer, employee or controlling person of the Underwriter.
(b)    The Underwriter shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraphs (a) and (b) of this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling

US-DOCS\72272474.19

persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

US-DOCS\72272474.19

above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Stock exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(a)    The Underwriter confirms and the Company acknowledges and agrees that the statements set forth on (i) the cover page regarding delivery of the Stock, and (ii) the following statements under the heading “Underwriting,” (A) the Underwriter’s participation in the sale of Stock, (B) the second paragraph under the heading “Commissions and Expenses,” and (C) the paragraphs (including the bullet points contained therein) under the heading “Stabilization and Short Positions,” in each case contained in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.
SECTION 9.    Termination. The obligations of the Underwriter hereunder may be terminated by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall

US-DOCS\72272474.19

have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.
SECTION 10.    Reimbursement of Underwriter’s Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriter for any reason (other than by reason of a default by the Underwriter), or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement , the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.
SECTION 11.    Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
SECTION 12.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (b) the Underwriter is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.
SECTION 13.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

US-DOCS\72272474.19

(a)    if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and
(b)    if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Legal Department (Fax: 281-406-2139).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter.
SECTION 14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
SECTION 15.    Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
SECTION 16.    Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
SECTION 17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).
SECTION 18.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to

US-DOCS\72272474.19

obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.
SECTION 19.    Waiver of Jury Trial. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 20.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
SECTION 21.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

US-DOCS\72272474.19

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

PARKER DRILLING COMPANY

By:    /s/ David W. Tucker
Name: David W. Tucker
Title: Treasurer

Accepted:
BARCLAYS CAPITAL INC.

By:    /s/ Amit Chandra
Authorized Representative

Signature Page to Underwriting Agreement - Common Stock

SCHEDULE I
PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors
Gary G. Rich
Jonathan M. Clarkson
Peter T. Fontana
Gary R. King
Richard D. Paterson
R. Rudolph Reinfrank
Zaki Selim
Robert L. Parker, Jr.
Roger B. Plank
Officers
Gary G. Rich
Christopher T. Weber
Jon-Al Duplantier
Leslie K. Nagy
Bryan Ray Collins

US-DOCS\72272474.19

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES

1.	Road Show Materials.

2.	Pricing Term Sheet, substantially in the form of Exhibit D hereto.

US-DOCS\72272474.19

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT
BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Stock”) of common stock, par value $0.16 2/3 per share (the “Common Stock”), of Parker Drilling Company, a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”).
In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).
The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided

Exhibit A-1

US-DOCS\72272474.19

that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement (other than in a Form 5) of the transfer or disposition prior to the expiration of the 60-day period referred to above, and (iii) the undersigned notifies the Underwriter at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions set forth in this Lock-Up Letter Agreement shall apply to shares of Common Stock issued upon such exercise or conversion, (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, (e) shares of Common Stock transferred for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender, with respect to an award of equity-based compensation pursuant to any incentive plan of the Company described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (f) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s shares of Common Stock; provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period, and (g) the offer, sale or sales (which may be effected in any manner whatsoever), together with offers and sales by other officers or directors of the Company signing substantially similar lock-up letter agreements with you in connection with the Offering, of up to an aggregate of 0.1% of the Company’s shares of Common Stock on a fully diluted basis after giving effect to the Offering.
In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive

Exhibit A-2

US-DOCS\72272474.19

termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.
[Signature page follows]

Exhibit A-3

US-DOCS\72272474.19

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Very truly yours,
By:______________________________
Name:
Title:
Dated: _______________

Exhibit A-4

US-DOCS\72272474.19

EXHIBIT B
FORM OF OPINION OF COMPANY’S COUNSEL

1.
The Company is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with all requisite corporate power and authority to (i) own, lease and operate its properties and conduct its business as described in the Prospectus and (ii) execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereunder.

2.	The Underwriting Agreement has been duly authorized and validly executed and delivered by the Company.

3.
The Shares have been duly authorized by the Company and, when issued and delivered to the Underwriter in accordance with the terms of the Underwriting Agreement against payment of the consideration therefor, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights under the DGCL and the Company’s Organizational Documents.

4.
The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations thereunder will not (i) violate the Company’s Organizational Documents, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or result in the acceleration of indebtedness under, or the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any Specified Agreement or (iii) violate the DGCL or any statute, rule or regulation of the United States or the State of New York that, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement, other than federal or state securities laws, as to which such counsel need not express an opinion; provided that such counsel need not express an opinion as to whether the execution and delivery of the Underwriting Agreement by the Company, or the performance by the Company of its obligations thereunder, constitutes a violation or breach of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

5.
No consent, approval, authorization, order, registration, filing or qualification of or with any governmental authority is required under United States federal law or under the DGCL in connection with the execution and delivery of the Underwriting Agreement by the Company, or the performance by the Company of its obligations thereunder, except such as may have been required under applicable state securities laws or under the Securities Act, as to which such counsel need not express any opinion, and those which have been previously made or obtained.

Exhibit B-1

US-DOCS\72272474.19

6.
The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted and are pending.

7.
The statements included in the Registration Statement and the Prospectus under the caption “Description of Capital Stock – Common Stock,” insofar as they purport to constitute summaries of the terms of the Common Stock, are accurate in all material respects.

8.
The statements set forth in the Registration Statement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the United States federal income tax law and regulations or legal conclusions described therein in all material respects, subject to the assumptions and qualifications set forth therein.

9.
The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

We have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in paragraphs 7 and 8 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)
the Registration Statement, as of the latest Effective Time, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects

Exhibit B-2

US-DOCS\72272474.19

to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)	nothing came to our attention that caused us to believe that:

(i)
the Registration Statement, as of the latest Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)
the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(iii)
the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial , accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom, or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

Exhibit B-3

US-DOCS\72272474.19

EXHIBIT C
FORM OF OPINION OF GENERAL COUNSEL

1.
The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement).

2.
Each significant subsidiary (as defined by Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary”) of the Company is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.
The execution, delivery and performance of the Underwriting Agreement by the Company, the consummation of the transactions contemplated by the Underwriting Agreement and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus do not and will not, (i) result in the imposition or creation of (or the obligation to create or impose) a material lien, encumbrance, equity, claim or adverse interest under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, other than such as would not reasonably be expected to have a Material Adverse Effect; or (ii) result in the suspension, termination or revocation of any Material Authorization (as defined in the Underwriting Agreement) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Material Authorization.

4.
To my knowledge, there are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person and to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

5.	To my knowledge, there are no contracts or other documents that would be required to be described in the Pricing Disclosure Package or the Prospectus that have not been so described therein.

6.	To my knowledge, after reasonable investigation, except as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which

Exhibit C-1

US-DOCS\72272474.19

the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that if determined adversely to the Company and its subsidiaries could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to my knowledge, no such proceedings are threatened by governmental authorities or others.

Exhibit C-2

US-DOCS\72272474.19

EXHIBIT D
FORM OF PRICING TERM SHEET
Filed pursuant to Rule 433
Registration No. 333-197977
February 22, 2017
Parker Drilling Company
Concurrent Offerings of
12,000,000 Shares of Common Stock, par value $0.16 2/3 per Share (the “Common Stock”)
(the “Common Stock Offering”)
and
500,000 Shares of 7.25% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”)
(the “Mandatory Convertible Preferred Offering”)
The information in this pricing term sheet relates only to the Common Stock Offering and the Mandatory Convertible Preferred Offering and should be read together with (i) the preliminary prospectus supplement dated February 21, 2017 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated February 21, 2017 relating to the Mandatory Convertible Preferred Offering (the “Mandatory Convertible Preferred Preliminary Prospectus Supplement”), as the case may be, including the documents incorporated by reference therein and (iii) the related base prospectus dated February 25, 2015, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-197977. Neither the Common Stock Offering nor the Mandatory Convertible Preferred Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Issuer:	Parker Drilling Company

Ticker / Exchange for the Common Stock:	PKD / The New York Stock Exchange (“NYSE”)

Trade Date:	February 22, 2017.

Settlement Date:	February 27, 2017.
Common Stock Offering

Exhibit D-1

US-DOCS\72272474.19

Common Stock Offered:	12,000,000 shares of Common Stock.

Option for Underwriter to Purchase Additional Shares of Common Stock:	1,800,000 additional shares of Common Stock.

NYSE Last Reported Sale Price of the Common Stock on February 21, 2017:	$2.35 per share.

Public Offering Price:	$2.10 per share.

Underwriting Discount:	$0.087 per share.

Net Proceeds (before expenses):	$24,156,000 (or $27,779,400 if the underwriter exercises its option to purchase additional shares in full).

CUSIP / ISIN:	701081101 / US7010811013

Sole Book-Runner:	Barclays Capital Inc.

Mandatory Convertible Preferred Offering

Mandatory Convertible Preferred Stock Offered:	500,000 shares of the Issuer’s 7.25% Series A Mandatory Convertible Preferred Stock.

Option for Underwriter to Purchase Additional Shares of Mandatory Convertible Preferred Stock:	75,000 additional shares of the Mandatory Convertible Preferred Stock.

Public Offering Price:	$100 per share.

Underwriting Discount:	$3.25 per share.

Net Proceeds (before expenses):	$48,375,000 (or $55,631,250 if the underwriter exercises its option to purchase additional shares in full).

Dividends:
7.25% of the liquidation preference of $100 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date and, to the extent that the Issuer’s board of directors, or an authorized committee thereof, declares (out of funds lawfully available for payment in the case of dividends paid in cash or if lawfully permitted in the case of dividends paid in shares of the Common Stock) a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Issuer in its sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first dividend payment date is approximately $2.48 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be approximately $1.81 per share of the Mandatory Convertible Preferred Stock.

Dividend Record Dates:	The March 15, June 15, September 15 and December 15 immediately preceding the relevant Dividend Payment Date.

Exhibit D-2

US-DOCS\72272474.19

Dividend Payment Dates:	March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2017 and ending on, and including, March 31, 2020.

Mandatory Conversion Date:
The third business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding March 31, 2020.

Initial Price:	Approximately $2.10, which is equal to $100, divided by the Maximum Conversion Rate.

Threshold Appreciation Price:	Approximately $2.4150, which represents a premium of approximately 15% over the Initial Price and is equal to $100, divided by the Minimum Conversion Rate.

Floor Price:	Initially $0.74 (approximately 35% of the Initial Price), subject to adjustment.

Conversion Rate:
The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 47.6190 shares of Common Stock and not less than 41.4079 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the applicable market value (as defined in the Mandatory Convertible Preferred Preliminary Prospectus Supplement) of the Common Stock, as described below.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

	Applicable Market Value of the Common Stock	Conversion Rate per Share of Mandatory Convertible Preferred Stock

	Greater than the Threshold Appreciation Price	41.4079 shares of Common Stock, which is the Minimum Conversion Rate

	Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 41.4079 and 47.6190 shares of Common Stock, determined by dividing $100 by the applicable market value

	Less than the Initial Price	47.6190 shares of Common Stock, which is the Maximum Conversion Rate.

Early Conversion at the Option of the Holder:
Other than during a fundamental change conversion period (as defined in the Mandatory Convertible Preferred Preliminary Prospectus Supplement), at any time prior to March 31, 2020, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part, at the Minimum Conversion Rate of 41.4079 shares of Common Stock per share of Mandatory Convertible Preferred Stock, subject to adjustment as described in the Mandatory Convertible Preferred Preliminary Prospectus Supplement.

Exhibit D-3

US-DOCS\72272474.19

Early Conversion at the Option of the Holder Upon a Fundamental Change; Fundamental Change Dividend Make-whole Amount:
If a fundamental change (as defined in the Mandatory Convertible Preferred Preliminary Prospectus Supplement) occurs on or prior to March 31, 2020, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of Common Stock (or units of exchange property as described in the Mandatory Convertible Preferred Preliminary Prospectus Supplement) at the fundamental change conversion rate (as defined in the Mandatory Convertible Preferred Preliminary Prospectus Supplement) during the fundamental change conversion period (as defined in the Mandatory Convertible Preferred Preliminary Prospectus Supplement).

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the fundamental change effective date and the stock price (as defined in the Mandatory Convertible Preferred Preliminary Prospectus Supplement) in the fundamental change:

The exact stock price and fundamental change effective date may not be set forth in the table, in which case:

•       if the stock price is between two stock prices in the table or the fundamental change effective date is between two fundamental change effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later fundamental change effective dates based on a 365-day year, as applicable;

•       if the stock price is greater than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•       if the stock price is less than $1.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Mandatory Convertible Preferred Prospectus Supplement) is 10% per annum.

Listing:
The Issuer intends to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange under the symbol “PKDP,” subject to meeting the listing requirements in the New York Stock Exchange Listed Company Manual.

Exhibit D-4

US-DOCS\72272474.19

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	701081 309 / US7010813092

Sole Book-Runner:	Barclays Capital Inc.
The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for each of the offerings to which this communication relates. Before you invest, you should read the prospectus supplement for the applicable offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and the offerings. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the applicable prospectus supplement and prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847.
This communication should be read in conjunction with the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Preliminary Prospectus Supplement, as the case may be, and the prospectus. The information in this communication supersedes the information in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Preliminary Prospectus Supplement, as the case may be, and the prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit D-5

US-DOCS\72272474.19